Exhibit 4.3

            Independent Certified Public Accountants' Consent

     We have issued our report dated January 19, 1996 on the statements of condition and related bond portfolios of Insured Municipals Income Trust, 190th Insured Multi-Series (IM-IT, California IM-IT, New York IM-IT and Ohio IM-IT Trusts) as of January 19, 1996 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants".


                                    Grant Thornton LLP
Chicago, Illinois
January 19, 1996